INVESTMENT SUB-ADVISORY AGREEMENT


     This AGREEMENT is effective this 16th day of January, 2007, by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and FRANKLIN MUTUAL ADVISERS, LLC, a Delaware limited liability company and registered investment adviser ("Sub-Adviser").

     WHEREAS, Adviser is the investment manager for the JNL Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

     WHEREAS, the Adviser represents that it has entered into an Investment Advisory and Management Agreement ("Management Agreement") dated as of January 31, 2001 with the Trust; and

     WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the investment portfolios of the Trust listed on Schedule A hereto ("each a Fund").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. APPOINTMENT. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Funds for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2. DELIVERY OF DOCUMENTS. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following prior to the commencement of the Sub-Adviser's services:

          a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on June 1, 1994, and all amendments, modifications or supplements thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended, modified, supplemented or restated, is herein called the "Declaration of Trust");

          b) the Trust's By-Laws and amendments, modifications or supplements thereto;

          c) resolutions of the Trust's Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

          d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

          e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments, modifications or supplements thereto insofar as such Registration Statement and such amendments relate to the Funds;

          f) the Trust's most recent prospectus and Statement of Additional Information for the Funds (collectively called the "Prospectus").

     The parties agree that the name of the Sub-Adviser, the names of any affiliates of the Sub-Adviser and any derivatives of such or logo or trademark or service mark or trade name of the Sub-Adviser and its affiliates including, without limitation, the phrases "Franklin Templeton Founding Strategy Fund," "Founding Fund," "Founding Investment Strategy," any derivatives of such and the word "Founding" when used to indicate an investment strategy or vehicle (altogether "Sub-Adviser Names") are the valuable property of the Sub-Adviser and its affiliates.

     The Adviser and the Trust may use the name of the Sub-Adviser solely to identify it as the Sub-Adviser to the Trust as required by law or governmental regulations. Any other use of a Sub-Adviser Name must be expressly pre-approved in writing by the Sub-Adviser.

     The Adviser and the Trust agree that they will submit for review to the Sub-Adviser for its approval in writing any proxy statement, report to shareholders, advertisement, sales literature or marketing materials prior to its use that uses a Sub-Adviser Name so that the Sub-Adviser may review the context in which it is referred to, it being agreed that the Sub-Adviser shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the 1940 Act or other applicable laws and regulations.

     Upon termination of this Agreement, the Adviser and the Trust shall forthwith cease to use Sub-Adviser Names. If the Adviser or the Trust makes any unauthorized use of a Sub-Adviser Name, the parties acknowledge that the Sub-Adviser shall suffer irreparable harm for which monetary damages may be inadequate and thus, the Sub-Adviser shall be entitled to injunctive relief, as well as any other remedy available under law.

     Adviser will furnish the Sub-Adviser with copies of all amendments of or supplements to the items listed in 2(a) through 2(f) above within a reasonable time before they become effective. Any amendments or supplements that impact the management of the Funds will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's approval thereof.

     3. MANAGEMENT. Subject always to the supervision of the Adviser, who in turn is subject to the supervision ---------- of the Trust's Board of Trustees, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Funds and place all orders for the purchase and sale of securities, including foreign or domestic securities or other property (including financial futures and options of any type), all on behalf of the Funds. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Funds (as set forth below), and will monitor the Funds' investments, and to the extent that the Declaration of Trust, Trust's By-Laws and Prospectus and all amendments, modifications or supplements to them are received by the Sub-Adviser as required by Section 2 of this Agreement, will comply with the provisions of Trust's Declaration of Trust and By-Laws, as amended from time to time, and the investment objectives, policies and restrictions of the Funds stated in the Prospectus, which may be amended from time to time. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Funds and to consult with each other regarding the investment affairs of the Funds. Sub-Adviser will report to the Board of Trustees and to Adviser with respect to the implementation of such program. Sub-Adviser, solely with respect to the assets of the Funds which are under its management pursuant to this Agreement, and based on information obtained from the Funds' administrator, custodian and other service providers, shall take reasonable steps to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended ("IRC"), and its accompanying Regulation, Treas. Reg. Section 1.817-5, applicable to the Funds.

     Adviser will not act in a manner that would result in Sub-Adviser failing to maintain the required diversification and if the failure to diversify is inadvertent, Jackson National Life Insurance Company and any of its affiliates investing in the Funds, as owner of the assets in the Funds, shall in good faith and in conjunction with Sub-Adviser follow the procedures specified in Treas. Reg. Section 1.817-5(a)(2) and Revenue Procedure 92-25 (or its successor) to request relief from the Commissioner of Internal Revenue Service, and that in such an event Adviser shall work in conjunction with Sub-Adviser in the preparation of any request for relief or closing agreement and, to the extent that Adviser is seeking indemnification under Section 11 hereof, no filings or agreements shall be made with the Commissioner of Internal Revenue Service without the prior written approval of Sub-Adviser.

     The Adviser agrees that the Sub-Adviser shall not be liable for any failure to recommend the purchase or sale of any security on behalf of any Fund on the basis of any information which might, in the Sub-Adviser's opinion, constitute a violation of any federal or state laws, rules or regulations.

     The Sub-Adviser further agrees that it:

          a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

          b) will comply with all applicable Rules and Regulations of the SEC in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

          c) will report regularly to Adviser and to the Trust's Board of Trustees as reasonably agreed between the Adviser and Sub-Adviser and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on a regular basis at reasonable times agreed to by the Adviser and Sub-Adviser, the management of the Funds, including, without limitation, review of the general investment strategies of the Funds, the performance of the Funds in relation to the specified benchmarks and will provide various other reports from time to time as reasonably requested by Adviser;

          d) will provide to the Adviser (i) a monthly compliance checklist developed for each Fund by Adviser and Sub-Adviser, and (ii) quarterly reports developed for each Fund by Adviser and Sub-Adviser, including a quarterly litigation update;

          e) will prepare and maintain such books and records with respect to each Fund's securities transactions in accordance with Section 7 herein, and will furnish Adviser and Trust's Board of Trustees such periodic and special reports as the Adviser may reasonably request;

          f) will prepare and cause to be filed in a timely manner Form 13F and, if required, Schedule 13G with respect to securities held for the account of the Funds subject to Sub-Adviser's supervision;

          g) will act upon reasonable instructions from Adviser;

          h) will treat confidentially and as proprietary information of Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust, provided, however, ------------------- that notwithstanding the foregoing, Sub-Adviser may disclose such information as required by applicable law, regulation or upon request by a regulator or auditor of Sub-Adviser;

          i) will make decisions on proxy voting unless such decisions are expressly reserved by Adviser. Sub-Adviser's obligation to vote proxies shall be contingent upon receipt of proxies from the Fund custodian in a timely manner. Sub-Adviser shall not be expected or required to take any action other than the rendering of investment-related advice with respect to lawsuits involving securities presently or formerly held in the Fund, or the issuers thereof. However, Sub-Adviser will use commercially reasonable efforts to file proofs of claim on behalf of the Fund in securities class-action suits and SEC settlements which have a proof of claim process for investors and, in that connection, Sub-Adviser may, without prior permission or consent, include information about the Fund. Adviser and Fund acknowledge that by filing a proof of claim on the Fund's behalf, Sub-Adviser may waive the Fund's right to pursue separate litigation against the issuer with respect to the subject matter of the lawsuit. Fund and Adviser, on its own behalf and on behalf of the Fund, hereby grant Sub-Adviser authority to undertake litigation against any issuer on behalf of one or more funds including the Fund at any time without further permission or consent of the Fund or Adviser. Adviser and Fund agree to pay the portion of any reasonable legal fees associated with such actions or the Fund will forfeit any claim to any assets Sub-Adviser may recover on behalf of the Fund up to the amount of such legal fees owed by the Fund to the Sub-Adviser; and

          j) may not consult with any other sub-adviser of the Trust concerning transactions in securities or other assets for any investment portfolio of the Trusts, including the Funds, except that: (i) such consultations are permitted between the current and successor sub-advisers of the Funds in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act; (ii) Sub-Adviser may consult with any of its affiliated persons concerning transactions in securities or other assets; and (iii) Sub-Adviser may consult with any of the other covered sub-advisers concerning compliance with paragraphs a and b of Rule 12d3-1 of the 1940 Act.

     4. CUSTODY OF ASSETS. Sub-Adviser shall at no time have the right to physically possess the assets of the Funds or have the assets registered in its own name or the name of its nominee, nor shall Sub-Adviser in any manner acquire or become possessed of any income, whether in kind or cash, or proceeds, whether in kind or cash, distributable by reason of selling, holding or controlling such assets of the Funds. In accordance with the preceding sentence, Sub-Adviser shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping of the assets of the Funds. All such duties of collection, physical acquisition and safekeeping shall be the sole obligation of the custodian.

     5. BROKERAGE. The Sub-Adviser is responsible for decisions to buy and sell securities for each Fund, --------- broker-dealer selection, and negotiation of brokerage commission rates. Sub-Adviser shall have the express authority to negotiate, open, continue and terminate brokerage accounts and other brokerage arrangements with respect to all portfolio transactions entered into by Sub-Adviser on behalf of the Funds. Sub-Adviser will provide copies of futures agreements entered into by the Funds to the Adviser, if applicable. It is the Sub-Adviser's general policy in selecting a broker to effect a particular transaction to seek to obtain "best execution", which means prompt and efficient execution of the transaction at the best obtainable price with payment of commissions which are reasonable in relation to the value of the brokerage services provided by the broker.

     Consistent with this policy, the Sub-Adviser, in selecting broker-dealers and negotiating commission rates, will take all relevant factors into consideration, including, but not limited to: the best price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; the broker's execution capabilities and any research provided by the broker that aids the Sub-Adviser's investment decision-making process. Subject to such policies and procedures as the Trust's Board of Trustees may determine, the Sub-Adviser shall have discretion to effect investment transactions for each Fund through broker-dealers (including, to the extent permissible under applicable law, broker-dealer affiliates) who provide brokerage and/or research services, as such services are defined in section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause such Fund to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Sub-Adviser's overall responsibilities with respect to such Fund and other accounts to which the Sub-Adviser exercises investment discretion (as such term is defined in section 3(a)(35) of the 1934
Act). Allocation of orders placed by the Sub-Adviser on behalf of a Fund to such broker-dealers shall be in such amounts and proportions as the Sub-Adviser shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. The Sub-Adviser will submit reports on brokerage placements to the Adviser as reasonably requested by the Adviser, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefore.

     6. EXPENSES. The Sub-Adviser shall bear all expenses incurred by it in connection with the performance of -------- its services under this Agreement , except as provided below. Each Fund will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; and fees for any pricing services. Each Fund and not the Sub-Adviser is responsible for post investment decision, pre-acquisition due diligence expenses ("Due Diligence") incurred on behalf of the Fund as part of the cost of acquisition of certain investment opportunities and post investment expenditures to protect or enhance an investment or expenditures incurred to pursue other claims or legal action that are treated as operating expenses of the Fund ("Legal Services"). Compensation payable for Due Diligence and Legal Services shall be the responsibility of the Adviser and the Trust, not the Sub-Adviser. Adviser represents and warrants to Sub-Adviser that it will pay to Sub-Adviser any reasonable amounts due to Sub-Adviser with respect to Due Diligence and Legal Services that are not paid promptly by Trust. All other expenses not specifically assumed by the Sub-Adviser hereunder or by the Adviser under the Management Agreement are borne by the applicable Fund or the Trust.

     7. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust shall be available for inspection by the Trust and Adviser upon their reasonable request and agrees to provide the Trust with copies of any of such records upon the Trust's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act related to each Fund's portfolio transactions. The Adviser shall maintain all books and records not related to the Fund's portfolio transactions.

     8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefore, a sub-advisory fee accrued daily and payable monthly on the average daily net assets in the Funds in accordance with Schedule B hereto.

     9. SERVICES TO OTHERS. Adviser understands, and has advised the Trust's Board of Trustees, that -------------------- Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies or accounts. Adviser has no objection to Sub-Adviser acting in such capacities, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Sub-Adviser may group orders for a Fund with orders for other funds and accounts to obtain the efficiencies that may be available on larger transactions when it determines that investment decisions are appropriate for each participating account. Sub-Adviser cannot assure that such policy will not adversely affect the price paid or received by a Fund. Adviser recognizes, and has advised Trust's Board of Trustees, that in some cases this procedure may adversely affect the size and the opportunities of the position that the participating Fund may obtain in a particular security. In addition, Adviser understands, and has advised the Trust's Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     10. LIMITATION OF LIABILITY. Sub-Adviser, its officers, directors, employees, agents or affiliates will not ----------------------- be subject to any liability to the Adviser or the Funds or their directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Funds, any shareholder of the Funds or the Adviser either in connection with the performance of Sub-Adviser's duties under this Agreement or its failure to perform due to events beyond the reasonable control of the Sub-Adviser or its agents, except for a loss resulting from Sub-Adviser's willful misfeasance, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. Federal and State securities laws may impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any right which Adviser may have under any applicable laws.

     11. INDEMNIFICATION. Adviser and the Sub-Adviser each agree to indemnify the other party (and each such party's affiliates, employees, directors and officers) against any claim, damages, loss or liability (including reasonable attorneys' fees) arising out of any third party claims brought against an indemnified party that are found to constitute willful misfeasance or gross negligence on the part of the indemnifying party.

     12. DURATION AND TERMINATION. This Agreement will become effective as to a Fund upon execution or, if -------------------------- later, on the date that initial capital for such Fund is first provided to it and, unless sooner terminated as provided herein, will continue in effect for two years from the date of its execution. Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, provided that such continuation is specifically approved at least -------- annually by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, and in either event approved also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or Adviser, or on sixty days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the 1940 Act.) Section 10 and 11 herein shall survive the termination of this Agreement.

     13. ACKNOWLEDGEMENTS OF ADVISER. Adviser acknowledges and agrees that:

          (a) The assets of the Account may be invested in futures contracts and consents to the Sub-Adviser's use of the alternate disclosure and recordkeeping standards under Commodity Futures Trading Commission Rule 4.7 with respect to such futures trading, which alternate standards are available to the Sub-Adviser on account of each Fund's ownership of securities of issuers not affiliated with the Funds and other investments with an aggregate market value of at least $2,000,000 and on account of the Trust's status as an investment company registered under the 1940 Act (not formed for the specific purpose of either investing in an exempt pool or opening an exempt account);

          (b) It is excluded from the definition of a commodity pool operator under CFTC Rule 4.5, and in connection with such exemption has filed a notice of eligibility and will provide the Sub-Adviser with a copy of such notice of eligibility before the execution of this Agreement; and

          (c) The Adviser  hereby  acknowledges  that not less than  forty-eight
     (48) hours before the date it has executed this Agreement, it received from the Sub-Adviser a copy of Part II of Sub-Advisers Form ADV, as required by Rule 204-(3) of the Investment Advisers Act of 1940, as amended.

     14. OBLIGATIONS OF ADVISER. The Adviser agrees to provide or complete, as the case may be, the following prior to the commencement of the Sub-Adviser's investment advisory services as specified under this Agreement:

          (a) A list of first tier affiliates and second tier affiliates (i.e., affiliates of affiliates) of the Fund;

          (b) A list of restricted securities for each Fund (including CUSIP, Sedol or other appropriate security identification); and

          (c) A copy of the current compliance procedures for each Fund.

     The Adviser also agrees to promptly update the above referenced items in order to ensure their accuracy, completeness and/or effectiveness.

     15. CONFIDENTIAL TREATMENT. It is understood that any information or recommendation supplied by, or ----------------------- produced by, Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser and the Trust. Furthermore, except as required by law (including, but not limited to semi-annual, annual or other filings made under the 1940 Act) or as agreed to by the Adviser and Sub-Adviser, the Adviser and Trust will not disclose any list of securities held by the Fund until it is either filed with the Securities and Exchange Commission or mailed out to shareholders, which filing or mailing shall not be made sooner than 30 days after quarter end in any manner whatsoever except as expressly authorized in this Agreement, except that the top 10 holdings may be disclosed 15 days after month end. In addition, at the end of each quarter, the Adviser may disclose to certain third party data or service providers to the Fund, who have entered into a confidentiality agreement with the Adviser, a list of securities purchased or sold by the Fund during the quarter.

     16. ENTIRE AGREEMENT; AMENDMENT OF THIS AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the Funds. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     17. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as designated herein.

          a) TO ADVISER: Jackson National Life Insurance Company 1 Corporate Way Lansing, MI 48951 Attn: Thomas J. Meyer

          b) TO SUB-ADVISER: Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, New Jersey 07078 Attn: Peter Langerman

          WITH A COPY TO: Franklin Templeton Investments One Franklin Parkway San Mateo, California 94403 Attn: General Counsel

     18. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

     The name "JNL Series Trust" and "Trustees of JNL Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "JNL Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives or agents of Trust personally, but bind only the assets of Trust, and persons dealing with the Funds must look solely to the assets of Trust belonging to such Fund for the enforcement of any claims against the Trust.

     19. APPLICABLE LAW. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Michigan.

     20. COUNTERPART SIGNATURES. This Agreement may be executed in several counterparts, including via facsimile, each of which shall be deemed an original for all purposes, including judicial proof of the terms hereof, and all of which together shall constitute and be deemed one and the same agreement.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 16th day of January, 2007.

                                       JACKSON NATIONAL ASSET MANAGEMENT, LLC


                                       By:-------------------------------------

                                       Name: Andrew B. Hopping
                                              ---------------------------------

                                       Title: President
                                              ---------------------------------

                                       FRANKLIN MUTUAL ADVISERS, LLC


                                       By:-------------------------------------

                                       Name:-----------------------------------

                                       Title:----------------------------------

                                   SCHEDULE A
                                JANUARY 16, 2007
                                     (Funds)


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          JNL/Franklin Templeton Mutual Shares Fund


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


                                   SCHEDULE B
                                JANUARY 16, 2007
                                 (Compensation)


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          JNL/Franklin Templeton Mutual Shares Fund


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          AVERAGE DAILY NET ASSETS ANNUAL RATE

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          $All Assets 0.51%

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